SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 14, 2004



                                  EZCORP, Inc.
             (Exact name of registrant as specified in its charter)




         Texas                      0-19424                      74-2540145
    (State or other               (Commission                 (I.R.S. Employer
     jurisdiction                 File Number)               Identification No.)
   of incorporation)


            1901 Capital Parkway
                 Austin, Texas                                      78746
       (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (512) 314-3400



          (Former name or former address, if changed since last report)




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Item 5.       Other Events and Regulation FD Disclosure

     On May 14, 2004, EZCORP, Inc. (the "Company") received a subpoena from the Securities and Exchange Commission ("SEC"). The subpoena relates to an on-going investigation by the SEC of certain jewelry companies, including Friedman's, Inc. ("Friedman's"). The subpoena requests production of all of the Company's documents concerning Morgan Schiff & Co., Inc. ("Morgan Schiff") and any compensation paid or any other benefits provided to any individual or entity employed by or otherwise affiliated with Morgan Schiff, since January 1, 1994.

     As previously disclosed in the Company's reports filed with the SEC, the Company has a financial advisory agreement with Morgan Schiff. Morgan Schiff's sole stockholder may be deemed to be the controlling stockholder of both the Company and Friedman's.

     The Company has today determined that the subjects of the SEC's investigation include Friedman's and its affiliates. Because of Morgan Schiff's sole stockholder's beneficial ownership in both Friedman's and the Company, the Company may be considered an affiliate of Friedman's. The SEC has not advised the Company that the Company is the subject of the investigation. The SEC's letter to the Company accompanying the subpoena states that the investigation should not be construed as an indication by the SEC that any violation of law has occurred or as a reflection on any person, entity or security. The Company is cooperating with the SEC in responding to the subpoena.











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



                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 EZCORP, Inc.



Date:  May 14, 2004              By:    /s/ Joseph L. Rotunda
                                        ----------------------------------------
                                 Name:  Joseph L. Rotunda
                                 Title: President and Chief Executive Officer























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